SUN OPPORTUNITY I INC.
SUBSCRIPTION ESCROW AGREEMENT

This escrow agreement (this “Agreement”) is made as of ______ __, 2007 by and among Sun Opportunity I Inc. a Nevada corporation (“Sun”), and Sloan Securities Corp., as escrow agent (the “Escrow Agent”) (collectively the “Parties”).

WHEREAS, Sun intends to offer for sale (the “Offering”) to accredited investors (the “Investors”) shares of the common stock of Sun (the “Shares”). The maximum subscriptions which may be accepted (“Maximum Subscription Proceeds”) is $300,000.00 representing the sale of 300,000 Shares.

WHEREAS, each Investor will be required to pay the Investor’s subscription in full on sub-scribing.

 WHEREAS, Sun will solicit subscriptions for Interests on a “best efforts” “all or none” basis for Subscription Proceeds (“Subscription Proceeds”).

WHEREAS, Subscription Proceeds are required to be held in escrow subject to the receipt and acceptance by Sun.

WHEREAS, no subscriptions to Sun will be accepted after the “Offering Termination Date.”

WHEREAS, to facilitate compliance with Rule 15c2-4 adopted under the Securities Exchange Act of 1934 and Rule 419, Sun desires to have the Subscription Proceeds deposited with the Escrow Agent and the Escrow Agent agrees to hold the Subscription Proceeds under the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and conditions contained in this Agreement, the Parties, intending to be legally bound, agree as follows:

1. APPOINTMENT OF ESCROW AGENT.

Sun appoints the Escrow Agent as the escrow agent to receive and to hold the Subscription Proceeds deposited with the Escrow Agent under this Agreement, and the Escrow Agent agrees to serve in this capacity.

2. DEPOSIT OF SUBSCRIPTION PROCEEDS.

Pending receipt of the Subscription Proceeds of $300,000, Sun shall deposit the Subscription Proceeds of each Investor to whom Sun sells Interests with the Escrow Agent and shall deliver to the Escrow Agent a copy of the Subscription Agreement, the execution and subscription instrument signed by the Investor to evidence his agreement to purchase Interests in Sun. Payment for each subscription for Interests shall be in the form of a check or wire made payable to ADP Clearing/Sloan, as Escrow Agent, Sun Opportunity I Inc. Sun shall provide wire instructions to Investors who use that method of payment for their Subscriptions.

3. INVESTMENT OF SUBSCRIPTION PROCEEDS.

If the Escrow Agent shall have received specific written investment instruction from Sun (which shall include instruction as to term to maturity, if applicable), on a timely basis, the Escrow Agent shall invest the Escrow Property in Eligible Investments, pursuant to and as directed in such instruction.

“Eligible Investments” shall mean (i) obligations issued or guaranteed by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof); (ii) obligations (including certificates of deposit and banker’s acceptances) of any domestic commercial bank having capital and surplus in excess of $500,000,000. Eligible Investments shall be limited to those instruments readily obtainable and routinely offered by the Escrow Agent’s Corporate Trust Services.

The Escrow Agent shall have no liability for any investment losses, including without limitation any market loss on any investment liquidated prior to maturity in order to make a payment required hereunder.

4. DISTRIBUTION OF SUBSCRIPTION PROCEEDS.

If the Escrow Agent:

•	receives proper written notice from an authorized officer of Sun that the Minimum Subscription Proceeds have been received and accepted; and

•	determines that Subscription Proceeds are Distributable Subscription Proceeds;

the Escrow Agent shall promptly release and distribute amounts and payees designated in writing from the Escrow Agent the Distributable Subscription Proceeds plus any interest earned while held by the Escrow Agent in the escrow account to the escrow account established under Rule 419 to the Securities Act of 1933. “Distributable Subscription Proceeds” are Subscription Proceeds which have been deposited in the escrow account (1) by wire transfer or (2) if by check, after a ten day period from the date of deposit, period of time which would usually be sufficient for Subscription Proceeds paid by check to have returned unpaid by the bank on which the check was drawn.

After the initial distribution, any remaining Subscription Proceeds, plus any interest earned while held by the Escrow Agent in the escrow account, shall be promptly released and distributed by the Escrow Agent immediately if by wire and, if by check, after a 10 day period from the date of deposit to payees and in amounts designated in writing by Sun.

Sun shall immediately return to the Escrow Agent any Subscription Proceeds which were paid by a check which were returned or otherwise not collected for any reason prior or subsequent to termination of this Agreement.

5. DISTRIBUTIONS TO SUBSCRIBERS.

(a)
If Sun is not funded as contemplated because less than the Minimum Subscription Proceeds have been received and accepted by 3 p.m. Eastern Time on the Offering Termination Date, or for any other reason, then Sun shall notify the Escrow Agent in writing; and the Escrow Agent promptly shall distribute to each Investor a refund check made payable to the Investor in an amount equal to the Subscription Proceeds of the Investor, plus any interest earned while held by the Escrow Agent in the escrow account.

(b)
If a subscription for Interests submitted by an Investor is rejected by Sun for any reason after the Subscription Proceeds relating to the subscription have been deposited with the Escrow Agent, Sun promptly shall notify in writing the Escrow Agent of the rejection; and the Escrow Agent shall promptly distribute to the Investor a refund check made payable to the Investor in an amount equal to the Subscription Proceeds of the Investor, plus any interest earned while held by the Escrow Agent in the escrow account.

6. COMPENSATION AND EXPENSES OF ESCROW AGENT.

Sun shall be solely responsible for and shall pay the compensation of the Escrow Agent for its services and the charges, expenses (including any reasonable attorneys’ fees), and other out-of-pocket expenses incurred by the Escrow Agent in connection with the administration of the provisions of this Agreement. The Escrow Agent shall have no lien on the Subscription Proceeds deposited in the escrow account. A fee of $2000, payable to Sloan Securities Corp., shall be paid and sent to the Escrow Agent with a signed copy of this Agreement

7. DUTIES OF ESCROW AGENT.

The Escrow Agent shall not be obligated to accept any notice, make any delivery, or take any other action under this Agreement unless the notice or request or demand for delivery or other action is in writing and given or made by an authorized officer of Sloan. In no event shall the Escrow Agent be obligated to accept any notice, request, or demand from anyone other than Sloan.

8. LIABILITY OF ESCROW AGENT.

The Escrow Agent shall not be liable for any damages, or have any obligations other than the duties prescribed in this Agreement in carrying it out or executing its purposes and intent. However, nothing in this Agreement shall relieve the Escrow Agent from liability arising out of its own willful misconduct or gross negligence. The Escrow Agent’s duties and obligations under this Agreement shall be entirely administrative and not discretionary. The Escrow Agent shall not be liable to any Party or to any third-party as a result of any action or omission taken or made by the Escrow Agent in good faith. Sun will indemnify the Escrow Agent, hold the Escrow Agent harmless, and reimburse the Escrow Agent from, against and for, any and all liabilities, costs, fees and expenses (including reasonable attorney’s fees) the Escrow Agent may suffer or incur by reason of its execution and performance of this Agreement. If any legal questions arise concerning the Escrow Agent’s duties and obligations under this Agreement, then the Escrow Agent may consult with its counsel and rely without liability on written opinions given to it by its counsel.

The Escrow Agent shall be protected in acting on any written notice, request, waiver, consent, authorization, or other paper or document which the Escrow Agent, in good faith, believes to be genuine and what it purports to be.

If there is any disagreement between any of the Parties, or between them or any other person, resulting in adverse claims or demands being made in connection with this Agreement, or if the Escrow Agent, in good faith, is in doubt as to what action it should take under this Agreement, then the Escrow Agent may, at its option, refuse to comply with any claims or demands on it or refuse to take any other action under this Agreement, so long as the disagreement continues or the doubt exists. In any such event, the Escrow Agent shall not be or become liable in any way or to any person for its failure or refusal to act and the Escrow Agent shall be entitled to continue to so refrain from acting until the dispute is resolved by the Parties involved.

9. RESIGNATION OR REMOVAL OF ESCROW AGENT.

The Escrow Agent may resign as such after giving thirty days’ prior written notice to the other Parties. Similarly, the Escrow Agent may be removed and replaced after receiving 30 days’ prior written notice from the other Parties. In either event, the duties of the Escrow Agent shall terminate 30 days after the date of the notice (or as of an earlier date as may be mutually agreeable); and the Escrow Agent shall then deliver the balance of the Subscription Proceeds (and any interest earned while held by the Escrow Agent in the escrow account) in its possession to a successor escrow agent appointed by the other Parties as evidenced by a written notice filed with the Escrow Agent.

If the other Parties are unable to agree on a successor escrow agent or fail to appoint a successor escrow agent before the expiration of thirty days following the date of the notice of the Escrow Agent’s resignation or removal, the Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor escrow agent or other appropriate relief. Any resulting appointment shall be binding on all of the Parties.

On acknowledgment by any successor escrow agent of the receipt of the then remaining balance of the Subscription Proceeds (and any interest earned while held by the Escrow Agent in the escrow account), the Escrow Agent shall be fully released and relieved of all duties, responsibilities, and obligations under this Agreement.

10. TERMINATION.

This Agreement shall terminate and the Escrow Agent shall have no further obligation with respect to this Agreement after the distribution of all Subscription Proceeds (and any interest earned while held by the Escrow Agent in the escrow account) as contemplated by this Agreement or on the written consent of all the Parties.

11. NOTICE.

Any notices or instructions, or both, shall be in writing and mailed by certified mail, by a nationally recognized overnight courier return receipt requested, or by fax (originals to be followed in the mail or by overnight courier).

If to the Escrow Agent:

Sloan Securities Corp.
James Ackerman, President
Two Executive Drive
Fort Lee, NJ 07024

If to Sun:

Sun Opportunity I, Inc.
Martin Chopp, CEO
1129 East 22 St.
Brooklyn, NY 11210

Any Party may designate any other address to which notices and instructions shall be sent by notice duly given in accordance with this Agreement.

12. MISCELLANEOUS.

(a)	This Agreement shall be governed by and construed in accordance with the internal laws of New Jersey without reference to conflicts of laws.

(b)	This Agreement shall be binding on and shall inure to the benefit of the undersigned and their respective successors and assigns.

(c)	This Agreement may be executed in multiple copies, each executed copy to serve as an original.

13. NO RECOMMENDATION

The Parties acknowledge the Escrow Agent is not making any recommendations with respect to the securities offered.

IN WITNESS WHEREOF, the Parties have executed this Agreement to be effective as of the day and year first above written.

SLOAN SECURITIES CORP.,
As Escrow Agent

By: _____________________
Name: ___________________
Title: ____________________

SUN OPPORTUNITY I INC.

By: _____________________
Name: ___________________
Title: ____________________

APPENDIX TO ESCROW AGREEMENT
COMPENSATION FOR SERVICES OF ESCROW AGENT

To be completed by Sloan Securities Corp.

EXTRAORDINARY SERVICES:

For any services other than those covered by the aforementioned, a special per hour charge will be made commensurate with the character of the service, time required and responsibility involved. Such services include but are not limited to excessive administrative time, attendance at closings, specialized reports, and record keeping, unusual certifications, etc.